Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

RICHMOND, VA, March 15, 2022. Medalist Diversified REIT, Inc. (NASDAQ:MDRR), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the year ended December 31, 2021 and provided an update on its corporate activities. In addition, the Company released supplemental financial information about its fourth quarter financial results.

Key Highlights:

Year ended December 31, 2021

•	Total revenues were $11.48 million, representing a 24% increase over revenues for 2020.
o	Same property revenues increased 11% year over year.
•	Net operating income increased 57% to $6.44 million, up from $4.09 million for 2020.
o	Same property NOI increased 31% year over year
•	Net loss attributable to common shareholders was $4.36 million, or $(0.33) per basic and diluted share, compared to a net loss attributable to common shareholders of $8.18 million, or $(1.74) per basic and diluted common share, for 2020, representing an improvement of $1.41 per basic and diluted common share.
•	EBITDA increased 378% to $4.54 million, up from $(1.63) million for the prior year.
•	Adjusted funds from operations (AFFO) was $332,514, up from ($982,764) in the prior year.
•	77% year-over-year increase in the square footage of retail and flex properties, ending the year with seven properties encompassing 764,940 square feet, compared to 432,915 square feet as of the end of 2020.
•	Average occupancy rate for the Company’s seven retail and flex properties increased to 95.2% as of December 31, 2021, compared to 92.8% for the Company’s four retail and flex properties owned as of December 31, 2020.
•	100% average occupancy rate for the Company’s 148-room hotel property for 2021, compared to 47.2% for 2020.

Three months ended December 31, 2021 (unaudited)

•	Total revenues were $2.78 million for fourth quarter 2021, representing a 16% increase over revenues for fourth quarter 2020.
•	EBITDA was $1.5 million, a $4.06 million increase over the fourth quarter 2020 EBITDA of ($2,544,507).
•	Net operating income was $1.8 million, a 58% increase over fourth quarter 2020 NOI of $1,133,817.

“Our 2021 results demonstrate the underlying strength of the Company’s portfolio,” stated Thomas E. Messier, Chairman and Chief Executive Officer of the Company. “We are extremely pleased with the dramatic increase of our funds from operations as that is a key metric in measuring the performance of a REIT. Our strategy to further improve the position of our portfolio in 2021, by selling the Hampton Inn property, which closed in August 2021, and acquiring new cash-flowing properties with funds from our April 2021 common stock offering, is showing a positive impact on our financial results. Our 2022 strategy is to continue to grow by investing in properties that complement our current portfolio.”

Brent Winn, Chief Financial Offer of the Company, stated, “Our fourth quarter performance demonstrates our portfolio’s full recovery from COVID-19, with increased occupancy rates and strong leasing activity contributing to significantly improved financial results. Operating income for the quarter was $216,616, a significant improvement over the operating loss for the fourth quarter of 2020 of $3,634,076. Net operating income was $1,793,408 in the fourth quarter of 2021, an increase of 58% over the fourth quarter of 2020. Funds from operations (FFO) was $613,240 for the fourth quarter of 2021, up from ($148,972) in the fourth quarter of 2020. Adjusted funds from operations (AFFO) for the fourth quarter of 2021 was $419,619, an increase of $554,652 over the fourth quarter of 2020.”

The Company closed on three acquisitions in 2021. In May, the Company closed on the purchase of the Lancer Center Property, a 178,626 square foot retail property located in Lancaster, South Carolina. In August, the Company completed its acquisition of the Greenbrier Business Center Property, an 89,290 square foot mixed-use industrial/office property in Chesapeake, Virginia. On November 1, the Company closed on its acquisition of the Parkway Property, a 64,109 square foot flex-industrial property in Virginia Beach, Virginia. In addition, in August the Company sold its Hampton Inn Property, located in Greensboro, North Carolina.

As of December 31, 2021, the Company’s retail and flex property portfolio consisted of seven properties with 769,940 square feet with an average occupancy rate of 95.2% across the seven properties. As of December 31, 2021, the Company’s hotel portfolio consisted of one property with 148 rooms. The average occupancy of this hotel was 100% for the year ended December 31, 2021, due to the Company’s lease of the entire hotel to Clemson University.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions.

For more information on Medalist, including additional supplemental financial information, please visit the Company website at  https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated June 21, 2021 and its accompanying prospectus supplement dated November 17, 2021, and in the Company’s subsequent annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net income (loss), as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, interest expense, including amortization of financing costs, share based compensation expense, loss on impairment, other income, net amortization of above and below market leases and realized gain on disposal of investment property. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Year ended
	December 31,
Net Operating Income	2021	2020
Net Loss	$(4,358,282)	$(9,581,542)
Plus: Preferred dividends, including amortization of capitalized issuance costs	604,383	506,819
Plus: Legal, accounting and other professional fees	1,465,199	1,258,863
Plus: Corporate general and administrative expenses	654,137	300,641
Plus: Depreciation expense	2,415,139	3,067,556
Plus: Amortization of intangible assets	1,093,565	914,318
Plus: Interest expense, including amortization of capitalized loan issuance costs	4,929,872	3,453,807
Plus: Share based compensation expense	149,981	569,995
Plus: Loss on impairment	-	3,717,155
Less: Other income	(361,469)	(120,982)
Less (Plus): Net amortization of above and below market leases	(24,024)	6,142
Less: Realized gain on disposal of investment property	(124,641)	-
Net Operating Income - NOI	$6,443,860	$4,092,772

	Three Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net Operating Income
Net Loss	$(534,250)	$(4,608,877)
Plus: Preferred dividends, including amortization of capitalized issuance costs	152,767	148,388
Plus: Legal, accounting and other professional fees	365,318	245,151
Plus: Corporate general and administrative expenses	85,658	59,603
Plus: Depreciation expense	749,936	767,379
Plus: Amortization of intangible assets	397,554	198,468
Plus: Interest expense, including amortization of capitalized loan issuance costs	772,290	946,901
Plus: Impairment on assets held for sale	-	3,494,058
Less: Other income	(174,191)	(120,488)
Less: Net amortization of above and below market leases	(21,674)	3,234
Less: Realized gain on disposal of investment properties	-	-
Net Operating Income - NOI	$1,793,408	$1,133,817

EBITDA

EBITDA is net income (loss), as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue and realized gain on disposal of investment property.

The following tables reflect net loss with a reconciliation to EBITDA, as computed in accordance with GAAP for the periods presented:

	Year ended
	December 31
	2021	2020
Net Loss	$(4,358,282)	$(9,581,542)
Plus: Preferred dividends, including amortization of capitalized issuance costs	604,383	506,819
Plus: Interest expense, including amortization of capitalized loan issuance costs	4,929,872	3,453,807
Plus: Depreciation expense	2,415,139	3,067,556
Plus: Amortization of intangible assets	1,093,565	914,318
Less (Plus): Net amortization of above and below market leases	(24,024)	6,142
Less: Realized gain on disposal of investment property	(124,641)	-
EBITDA	$4,536,012	$(1,632,900)

	Three Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
EBITDA
Net Loss	$(534,250)	$(4,608,877)
Plus: Preferred dividends, including amortization of capitalized issuance costs	152,767	148,388
Plus: Interest expense, including amortization of capitalized loan issuance costs	772,290	946,901
Plus: Depreciation expense	749,936	767,379
Plus: Amortization of intangible assets	397,554	198,468
Less: Net amortization of above and below market leases	(21,674)	3,234
EBITDA	$1,516,623	$(2,544,507)

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases) and after adjustments for unconsolidated partnerships and joint ventures. In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Year ended
	December 31,
	2021	2020
Funds from operations
Net Loss	$(4,358,282)	$(9,581,542)
Depreciation of tangible real property assets	1,912,353	2,705,017
Depreciation of tenant improvements	437,372	312,961
Amortization of tenant inducements	-	7,100
Amortization of leasing commissions	65,414	49,578
Amortization of intangible assets	1,093,565	914,318
Loss on impairment	-	223,097
Impairment of assets held for sale	-	3,494,058
Gain on sale of investment properties	(124,641)	-
Funds from operations	$(974,219)	$(1,875,413)

Adjusted funds from operations
Funds from operations	$(974,219)	$(1,875,413)
Amortization of above market leases	250,504	221,390
Amortization of below market leases	(274,528)	(215,248)
Straight line rent	(198,594)	(244,003)
Capital expenditures	(536,685)	(226,640)
Decrease in fair value of interest rate cap	27,281	12,124
Amortization of loan issuance costs	103,180	279,951
Amortization of preferred stock discount and offering costs	204,383	162,375
Amortization of convertible debenture discount, offering costs and beneficial conversion feature	1,718,487	-
Share-based compensation	149,981	569,995
Write off unbilled rent	-	31,162
Bad debt expense	39,024	431,143
Debt forgiveness	(176,300)	(129,600)
Adjusted funds from operations (AFFO)	$332,514	$(982,764)

	Three Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Funds from operations
Net loss	$(534,250)	$(4,608,877)
Depreciation of tangible real property assets	587,125	677,864
Depreciation of tenant improvements	144,737	74,334
Amortization of leasing commissions	18,074	15,181
Amortization of intangible assets	397,554	198,468
Impairment of assets held for sale	-	3,494,058
Funds from operations	$613,240	$(148,972)

Adjusted funds from operations
Funds from operations	$613,240	$(148,972)
Amortization of above market leases	69,701	53,613
Amortization of below market leases	(91,375)	(50,379)
Straight line rent	(33,617)	(43,809)
Capital expenditures	(253,667)	(24,078)
Decrease in fair value of interest rate cap	27,091	10,301
Amortization of loan issuance costs	22,469	52,829
Amortization of preferred stock discount and offering costs	52,767	48,388
Bad debt expense	13,010	96,674
Debt forgiveness	-	(129,600)
Adjusted funds from operations (AFFO)	$419,619	$(135,033)

Contact

Dave Gentry

RedChip Companies

407-491-4498